Exhibit 10.13

NAUTILUS, INC.

AMENDMENT

TO

EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of December 31, 2007, between Nautilus, Inc. a Washington corporation (the “Company”), and Robert S. Falcone (“Executive”).

RECITALS

A. The Company and Executive are parties to the Executive Employment Agreement dated as of October 1 7, 2007 (the “Agreement”), pursuant to which Executive is employed as the President and Chief Executive Officer of the Company.

B. The Company and Executive desire to amend the Agreement as set forth herein.

C. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Executive Employment Agreement

The Company and Executive hereby modify and amend the Agreement as follows:

(a) By deleting in its entirety the second sentence of Section 1.1 and by substituting in lieu thereof the following sentence:

“Executive shall serve as Chairman of the Company’s Board of Directors during his employment hereunder other than at any time the Board of Directors designates an executive or a nonexecutive Chairman.”

(b) By deleting from the first sentence of Section 1.2 the clause “, or their designee,”.

(c) By deleting in its entirety existing clause (iii) from the definition of “Good Reason” in Section 4.5 and by substituting in lieu of such clause the following:

“(iii) removal from any of Executive’s positions as President, CEO or Chairman of the Board of Directors (other than removal as Chairman for the sole purpose of designating an executive or a nonexecutive chairman of the Board of Directors immediately thereafter, in which case such removal shall not constitute a breach of this Agreement);

2.	Effect on Executive Employment Agreement

Except as specifically amended and modified by this Amendment, the terms and provisions of the Agreement remain unchanged and in full force and effect. All references in the Agreement or otherwise to the Agreement shall hereinafter refer to the Agreement as amended and modified by this Amendment.

3.	Miscellaneous

(a) This Amendment shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Washington without reference to its conflict of laws rule.

(b) The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

(c) This Amendment may be signed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed an original, and all of which, taken together, shall be deemed one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Executive Employment Agreement as of the date first above written.

COMPANY:

NAUTILUS, INC.

By:
Title:

EXECUTIVE:

Robert S. Falcone